UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 19, 2007
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK	001-00082	13-1808503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 19, 2007, Panther Acquisition Corporation (“Merger Subsidiary”), a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (“FCX”), merged with and into Phelps Dodge Corporation (“Phelps Dodge”), with Phelps Dodge continuing as the surviving corporation and a wholly owned subsidiary of FCX (the “Merger”). The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of November 18, 2006, among Phelps Dodge, FCX and Merger Subsidiary, as amended (the “Merger Agreement”).
     In connection with the Merger, FCX entered into a new senior secured credit agreement with JP Morgan Chase Bank, N.A. (“JP Morgan”), as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), as syndication agent, and each of the lenders and issuing banks party thereto, and an amended and restated senior secured credit agreement with JP Morgan, as administration agent, security agent, joint account assets security agent and collateral agent, Merrill, as syndication agent, U.S. Bank National Association, as FI Trustee, and each of the lenders and issuing banks party thereto (collectively, the “Credit Agreements”). The Credit Agreements are described in further detail under Item 1.01 of a Current Report on Form 8-K filed by FCX on March 19, 2007 (the “FCX Form 8-K”), which disclosure is incorporated herein by reference. The full text of the Credit Agreements is attached as Exhibits 10.1 and 10.2 to the FCX Form 8-K, and is incorporated herein by reference.
     Simultaneously with the entry into the Credit Agreements and the consummation of the Merger, Phelps Dodge and certain of its subsidiaries entered into the Guarantee and Collateral Agreement (the “Guarantee”), dated as of March 19, 2007, among FCX, the subsidiaries of FCX from time to time party thereto and JPMorgan, as collateral agent, pursuant to which Phelps Dodge and certain of its subsidiaries unconditionally guaranteed all obligations of FCX and certain of its affiliates under the Credit Agreements and certain interest rate protection and other permitted hedging arrangements and obligations in respect of certain cash management and purchasing card arrangements and granted security interests in the equity interests owned by them in certain of their subsidiaries to secure such obligations.
     The full text of the Guarantee is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     In connection with the Merger, on March 19, 2007, Phelps Dodge terminated the Credit Agreement, dated as of April 20, 2004, among Phelps Dodge, Citibank, N.A., as administrative agent, and the banks, financial institutions and other institutional lenders named therein (the “Phelps Dodge Credit Agreement”), as amended as of April 1, 2005 by Amendment No. 1 thereto (the “Phelps Dodge Credit Agreement Amendment”).
     The Phelps Dodge Credit Agreement was filed by Phelps Dodge as Exhibit 4.1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and the Phelps Dodge Credit Agreement Amendment was filed by Phelps Dodge as Exhibit 4.1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The terms and conditions of the Phelps Dodge Credit Agreement and the Phelps Dodge Credit Agreement Amendment are each summarized in the respective Quarterly Report on Form 10-Q of Phelps Dodge under cover of which such agreement was initially filed, which summaries and the exhibits to such Quarterly Reports containing such agreements are hereby incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     The information provided in Item 1.01 of this Form 8-K concerning the Guarantee is hereby incorporated into this Item 2.03.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     As a result of the Merger, Phelps Dodge has requested that the New York Stock Exchange (the “NYSE”) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Phelps Dodge common shares are no longer listed on the NYSE. The Form 25 was filed on March 21, 2007.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT
     As described under Item 1.01 of this Form 8-K, which disclosure is incorporated herein by reference, the Merger was consummated on March 19, 2007 pursuant to the Merger Agreement. As a result of the Merger, each issued and outstanding Phelps Dodge common share was cancelled and converted into the right to receive (i) 0.67 shares of common stock of FCX and (ii) an amount in cash equal to $88.00, without interest, and Phelps Dodge became a wholly owned subsidiary of FCX.
     The Merger was financed with cash on hand, along with borrowings under senior credit facilities and proceeds from the issuance of bonds. The value of the consideration paid by FCX to the former shareholders of Phelps Dodge was approximately $26 billion.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibit 10.1: Guarantee and Collateral Agreement, dated as of March 19, 2007, among FCX, the Subsidiaries of FCX from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel
Date: March 23, 2007

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Guarantee and Collateral Agreement, dated as of March 19, 2007, among FCX, the Subsidiaries of FCX from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

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